EXHIBIT 99.1
------------



                                     SUMMONS
                               (CITACION JUDICIAL)        FOR COURT USE ONLY
                                                     (SOLO PARA USO DE LA CORTE)
NOTICE TO DEFENDANT:
(AVISO AL DEMANDADO):

PERSONAL COMPUTING ENVIRONMENTS,  INC. a.k.a. PCE, INC.
a.k.a.  P--CE  COMPUTERS,   INC.;  BEN  MOGLIN;   ALLAN
QUATTRAIN and DOES 1 through 1000, inclusive,

YOU ARE BEING SUED BY PLAINTIFF:
(LO ESTA DEMANDANDO EL DEMANDANTE):
PERSONAL COMPUTING  ENVIRONMENTS KOREA, INC. a.k.a. PCE
KOREA,  INC.; A THOUSAND STEPS,  INC., BEN HYNES, JIMMY
KIM

--------------------------------------------------------------------------------

     You have 30 CALENDAR DAYS after this summons and legal papers are served on you to file a written response at this court and have a copy served on the plaintiff. A letter or phone call will not protect you. Your written response must be in proper legal form if you want the court to hear your case. There may be a court form that you can use for your response. You can find these court forms and more information at the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), your county law library, or the courthouse nearest you. If you cannot pay the filing fee, ask the court clerk for a fee waiver form. If you do not file your response on time, you may lose the case by default, and your wages, money, and property may be taken without further warning from the court.
     There are other legal requirements. You may want to call an attorney right away. If you do not know an attorney, you may want to call an attorney referral service. If you cannot afford an attorney, you may be eligible for free legal services from a nonprofit legal services program. You can locate these nonprofit groups at the California Legal Services Web site (www.lawhelpcalifornia.org), the California Courts Online Self-Help Center (www.courtinfo.ca.gov/selfhelp), or by contacting your local court or county bar association.

     Tiene 30 DIAS DE CALENDARIO despues de que le entreguen esta citacion y papeles levies para presentar una respuesta por escrito en esta corte y hacer que se entregue una copia al demandante. Una carta o una llamada telefanica no lo protegen. Su respuesta por escrito tiene que estar en formato legal correcto si desea que procesen su caso en la carte. Es posible que haya un formulario que usted pueda usar para su respuesta. Puede encontrar estos formularios de la corte y ma's informaciOn en el Centro de Ayuda de las Cartes de California (wvvw.courtinfo.ca.gov/selfhelplespanol/), en la biblioteca de leyes de su condado o en la corte que le quede mas cerca. Si no puede pagar la cuota de presentacion, pida al secretario de la corte que le de un formulario de exencion de pago de cuotas. Si no presenta su respuesta a tiempo, puede perder caso por incumplimiento y la carte le podra guitar su sueldo, dinero y bienes sin mas advertencia.
     Hay otros requisites legales. Es recomendable que llame a un abogado inmediatamente. Si no conoce a un abogado, puede Ilamar a un servicio de remision a abogados. Si no puede pagar a un abogado, es posible que cumpla con los requisitos para obtener servicios legales gratuitos de un programa de servicios levies sin fines de lucro. Puede encontrar estos grupos sin fines de lucro en el sitio web de California Legal Services, (www.lawhelpcalifornia.org), en el Centro de Ayuda de las Cartes de California, (www.courtinfo.ca.gov/selfhelp/espanol/) o poniendose en contacto con la torte o el colegio de abogados locales.

The name and address of the court is:
(El nombre y direccion de la corte es):                    CASE NUMBER:
                                                           (Numero del Caso):
Orange County Superior Court, Central Justice                   0003335
Center 700 Civic Center Drive West, Santa
Ana, California 92702

The name, address, and telephone number of plaintiff's attorney, or plaintiff without an attorney, is:
(El nombre, la direccien y el nCimero de telefono del abogado del demandante, o del demandante que no tiene abogado, es):
Reuben D. Nathan, Esq.
18500 Von Karman Ave., Suite 500, Irvine Calfornia 92612 Tel: (949) 486-1888;

DATE:           MAR 0 9 2004           Clerk, by_______________________ , Deputy
(Fecha)                                (Secretario)                    (Adjunto)
--------------------------------------------------------------------------------
(For proof of service of this summons, use Proof of Service of Summons (form POS-010).)
(Para prueba de entrega de esta citation use el formulario Proof of Service of Summons, (POS-010)).

                            NOTICE TO THE PERSON SERVED: You are served
[SEAL]                      1.     [_] as an individual defendant.
                            2.     [_] as the person sued under the fictitious
                                       name of (specify):

                            3.     [_] on behalf of (specify):
                            under:
                                  [_]    CCP 416.10 (corporation)
                                  [_]    CCP 416.20 (defunct corporation)
                                  [_]    CCP 416.40 (association or partnership)
                                  [_]    CCP 416.60 (minor)
                                  [_]    CCP 416.70 (conservatee)
                                  [_]    CCP 416.90 (authorized person)
                                  [_]    other (specify):

                            4.     [_] by personal delivery on (date):


                                                                     Page 1 of 1
--------------------------------------------------------------------------------
                                     SUMMONS

                                                         FOR COURT USE ONLY

                                                                  FILED
                                                    SUPERIOR COURT OF CALIFORNIA
                                                           COUNTY OF ORANGE
                                                        CENTRAL JUSTICE CENTER
                                                            MAR 09 2004

                                                ALAN SLATER, Clerk of the Court
                                                BY:  L. IBAREZ, DEPUTY
                                                CASE NUMBER:  04CC03735

ATTORNEY OR PARTY WITHOUT ATTORNEY (Name, number, and address):
Reuben D. Nathan, Esq. (SBN 2084
AZIMY & NATHAN, LLP
18500 Von Kaltman Ave., Suite 500, Irvine, California 92612
TELEPHONE NO.: (949) 486-1888 FAX NO.: (949) 486-1889
ATTORNEY FOR (Name):
Plaintiffs, PCE Korea, Inc.; Ben Hynes and Jimmy Kim
--------------------------------------------------------------------------------
SUPERIOR COURT OF CALIFORNIA, COUNTY OF Orange
           STREET ADDRESS:   700 Civic Center Drive West
          MAILING ADDRESS:   700 Civic Center Drive West
        CITY AND ZIP CODE:   Santa Ana, California 92702
              BRANCH NAME:   Central Justice Center
--------------------------------------------------------------------------------
CASE NAME:
PCE Korea, Inc.; Ben Hynes; Jimmy Kim v. PCE, Inc., et aL,
--------------------------------------------------------------------------------
CIVIL CASE COVER SHEEET                       Complex Case Designation
[X] Unlimited        [_] Limited              [_] Counter  [_] Joinder
    (Amount          (Amount                  Filed with first appearance by
    demanded         demanded is              defendant (Cal. Rules of Court,
    exceeds $25,000) $25,000 or less)         rule 1811)



    All five (5) items below must be completed (see instructions on page 2).

------------------------------------------------------------------------------------------------------------------------------------

1.  Check one box below for the case type that best describes this case:

Auto Tort                                 Contract                               Provisionally Complex Civil Litigation
[_]  Auto (22)                            [X]  Breach of contract/warranty (06)  (Cal. Rules of Court, rules 1800-1812)
[_]  Uninsured motorist (46)              [_]  Collections (09)                  [_]  Antitrust/Trade regulation (03)
Other PI/PD/WD (Personal Injury/Property  [_]  Insurance coverage (18)           [_]  Construction defect (10)
Damage/Wrongful Death) Tort               [_]  Other contract (37)               [_]  Mass tort (40)
[_]  Asbestos (04)                        Real Property                          [_]  Securities litigation (28)
[_]  Product liability (24)               [_]  Eminent domain/Inverse            [_]  Environmental /Toxic tort (30)
[_]  Medical malpractice (45)                  condemnation (14)                 [_]  Insurance coverage claims arising from the
                                                                                      above listed provisionally complex case
[_]  Other PI/PD/WD (23)                  [_]  Wrongful eviction (33)                 types (41)
Non-PI/PDIWD (Other) Tort                 [_]  Other real property (26)          Enforcement of Judgment
                                          Unlawful Detainer                      [_]  Enforcement of judgment (20)
[_]  Business tort/unfair business
practice (07)
[_]  Civil rights (08)                    [_]  Commercial (31)                   Miscellaneous Civil Complaint
[_]  Defamation (13)                      [_]  Residential (32)                  [_]  RICO (27)
[_]  Fraud (16)                           [_]  Drugs (38)                        [_]  Other complaint (not specified above) (42)
[_]  Intellectual property (19)           Judicial Review                        Miscellaneous Civil Petition
[_]  Professional negligence (25)         [_]  Asset forfeiture (05)             [_]  Partnership and corporate governance (21)
[_]  Other non-PI/PD/WD tort (35)         [_]  Petition re: arbitration award(11)[_]  Other petition (not specified above)(43)
Employment                                [_]  Writ of mandate (02)
[_]  Wrongful termination (36)            [_]  Other judicial review (39)
[_]  Other employment (15)
------------------------------------------------------------------------------------------------------------------------------------

2. This case [_] is [X] is not complex under rule 1800 of the California Rules of Court. if the case is complex, mark the factors requiring exceptional judicial management:

a.     [_] Large number of separately represented parties
b. [_] Extensive motion practice raising difficult or issues that will be time-consuming to resolve
c.     [_] Substantial amount of documentary evidence
d.     [_] Large number of witnesses
e. [_] Coordination with related actions pending in one or more novel courts in other counties, states or countries, or in a federal court
f.     [_] Substantial post-judgment judicial supervision

3.     Type of remedies sought (check all that apply):
a. [X] monetary b. [X] nonmonetary; declaratory or injunctive relief
c. [X] punitive

4.     Number of causes of action (specify): Six (6)

5.     This case [_] is [X] is not a class action suit.

Date: March 8, 2004

       Reuben D. Nathan, Esq.            /s/
---------------------------------     ------------------------------------------
       (TYPE OR PRINT NAME)           (SIGNATURE OF PARTY OR ATTORNEY FOR PARTY)

--------------------------------------------------------------------------------
                                     NOTICE
o Plaintiff must file this cover sheet with the first paper filed in the action or proceeding (except small claims cases or cases filed under the Probate, Family, or Welfare and Institutions Code). (Cal. Rules of Court, rule 201.8.) Failure to file may result in sanctions.
o File this cover sheet in addition to any cover sheet required by local court rule.
o If this case is complex under rule 1800 et seq. of the California Rules of Court, you must serve a copy of this cover sheet on all other parties to the action or proceeding.
o      Unless this is a complex case, this cover sheet will be used for
       statistical purposes only.                                    Page 1 of 2
--------------------------------------------------------------------------------

                             CIVIL CASE COVER SHEET

                                                                FILED

                                                    SUPERIOR COURT OF CALIFORNIA
                                                        COUNTRY OF ORANGE
                                                     CENTRAL JUSTICE CENTER
                                                           MAR 09 2004
                                                 ALAN SLATER, Clerk of the Court

                                                     BY:  L. IBAREZ, DEPUTY

Attorneys of Record for Plaintiffs

       PERSONAL COMPUTING ENVIRONMENTS KOREA, INC. a.k.a. PCE KOREA, Inc., A THOUSAND STEPS, INC., BENJAMIN HYNES, and JIMMY KIM




                    SUPERIOR COURT OF THE STATE OF CALIFORNIA



                FOR THE COUNTY OF ORANGE, CENTRAL JUSTICE CENTER



                                            Case No: 04CC03735
                                            Judge: Honorable
                                            Dept.

PERSONAL COMPUTING
ENVIRONMENTS KOREA, INC. a.k.a.
PCE KOREA, INC.; A THOUSAND
STEPS, INC., BEN HUNES, JIMMY KIM

              vs.                           COMPLAINT FOR DAMAGES,
                                            INCLUDING PUNITIVE DAMAGES,
                                            INJUNCTIVE RELIEF,
                                            DECLARATORY RELIEF, AND
                                            OTHER EQUITABLE RELIEF

PERSONAL COMPUTING                          1. FRAUD & CONCEALMENT
ENVIRONMENTS, INC. a.k.a. PCE, INC.         2. NEGLIGENT MISREPRESENTATION
a.k.a. P---CE COMPPUTERS, INC.; BEN         3. BREACH OF CONTRACT
MOGLIN; ALLAN QUATTRAIN and                 4. BREACH OF CONTRACT [UCC ss. 2306]
dOES 1 THROUGH 1000, INCLUSIVE,             5. UNLAWFUL BUSINESS PRACTICES
                                            6. FALSE ADVERTISING

                        Defendants















--------------------------------------------------------------------------------
        PLAINTIFFS COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

                                  INTRODUCTION
                                  ------------

     This is a Complaint seeking damages, injunctive relief, equitable relief, and punitive damages by Plaintiffs against PCE, INC., a Nevada Corporation doing business in Palm Springs, California, and its principals, Defendants BEN MOGLIN and ALLAN QUATTRAIN (collectively hereinafter "Defendants").

                                     PARTIES
                                     -------

     1. The within action is brought by PERSONAL COMPUTING ENVIRONMENTS KOREA, INC. a.k.a. PCE KOREA (hereinafter "PCE KOREA"), a Korean company, A THOUSAND STEPS. INC. (hereinafter "A THOUSAND STEPS"), a Nevada Corporation, both registered and qualified to transact business as foreign corporations in California and its principals BENJAMIN HYNES and JIMMY KIM, residents of the State of California (hereinafter "Plaintiffs")

     2. Defendant, PERSONAL COMPUTING ENVIRONMENTS, INC. a.k.a. PCE, INC. a.k.a. P--CE COMPUTERS, INC. (hereinafter referred to as "PCE") is being sued as a business, and is and at all times herein mentioned was a corporation organized and existing under the laws of the State of Nevada, with its principal place of business in Palm Springs. California.

     3. Defendant, BEN MOGLIN (hereinafter "MOGLIN"), is being sued in his individual capacity. Plaintiff is informed and believes and thereon alleges that MOGLIN is and at all times mentioned herein was the agent, employee, and shareholder of Defendant PCE and in doing the things herein alleged was acting within the course and scope of such agency, employment, and authority and with the permission and consent of PCE.

     4. Defendant, ALLAN QUATTRAIN (hereinafter "QUATTRAIN"), is being sued in his individual capacity and as a principal and agent of Defendant PCE. Plaintiff is informed and believes and thereon alleges that QUATTRAIN is and at all times mentioned herein was the President of PCE, INC., and was therefore an agent, employee, and shareholder of Defendant PCE and in doing the things herein alleged was acting within the course and scope of such agency, employment, and authority and with the permission and consent of PCE.



                                        2
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

     5. Defendants, DOES 1 through 1000, are, and at all times herein mentioned have been, each considered a "person" pursuant to the Business and Professions Code Secsions 17201 & 17506. Plaintiff is ignorant of the true names and capacities of defendants sued herein as Defendant DOES 1 through 1000, inclusive. Upon ascertaining their true names and capacities, Plaintiff shall amend this Complaint and state them herein. Plaintiff is informed and believes and thereon alleges that each of the fictitiously named defendants is responsible in some manner for the occurrences herein alleged, and that Plaintiff's damages as herein alleged were proximately caused by their conduct.

                               STATEMENT OF FACTS
                               ------------------

     6. Plaintiffs, BEN HYNES and JIMMY KIM have substantial experience in marketing and distributing various technologies on the international market, including the Asian Market and Korea, and have reputable business contacts sufficient to effectively market and sell computer technologies throughout Asia.

     7. Throughout the second quarter of the calendar year 2003, Defendant PCE, by and through its employees, agents and representatives Defendants MOGLIN and QUATTRAIN engaged in an ongoing negotiation with Plaintiffs HYNES and KIM regarding an invention purportedly owned by PCE, which was a 'personal computing environment' that integrated a balanced ergonomic simulator with a series of computer monitors and hand-operated controls (the "PRODUCT").

     8. Throughout the course of these negotiations, Defendants represented to Plaintiffs that Defendants had obtained U.S. and international patents for the PRODUCT and had secured a manufacturing facility in China that would produce the PRODUCT in mass. Defendants sought an overseas distributor, and began negotiations with Plaintiffs for that purpose.

     9. Discussions between the parties, MOGLIN, QUATTRAIN, HYNES, and KIM lead to an oral agreement that was reached between Plaintiffs and Defendants in July 2003 in Newport Beach, California. The terms of the oral agreement were certain: PCE would supply PCE KOREA and A THOUSAND STEPS, by and through HYNES and KIM, 500 units of the PRODUCT, sales ready, in or about October 2003. PCE



                                        3
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

KOREA, by and through HYNES and KIM, would have an exclusive distributorship of the PRODUCT in Asia for twelve months after having received the first PRODUCT contained within the 500 units from Defendants, and if Plaintiffs could sell four thousand (4,000) units within the 12 months of receipt of the sales-ready units, by October 2004, Plaintiffs would then be entitled to an exclusive distributorship of the PRODUCT in Asia for an indefinite period.

     10. In or about July 2003, and concurrently with the oral agreement referenced above, the parties executed a written licensing agreement, memorializing the exclusive distributorship undertaken by Plaintiffs and summarizing briefly some of the terms orally agreed.

     11. The written licensing agreement did not contain an integration or merger clause and was not intended to be the complete agreement or to supersede the parties' oral agreements.

     12. Under the terms of the oral agreement and the written licensing agreement, and based on the oral representations made by PCE, QUATTRAIN and MOGLIN that PCE owned the U.S. and International Patents to the PRODUCT, HYNES and KIM were to pay a $30,000 (thirty thousand dollars) distributor licensing fee to PCE, QUATTRAIN and MOGLIN to consummate the deal.

     13. PCE KOREA, A THOUSAND STEPS, HYNES and KIM thereafter researched the sales environment and potential marketability of the PRODUCT, making use of their Asian and other international business contacts to investigate possible sales channels, gathering resources, establishing and developing contacts and potential purchasers.

     14. During this time period, PCE KOREA, A THOUSAND STEPS, HYNES and KIM learned that the COMDEX Korea show, an international technology tradeshow, was to be held in August 2003 in Korea. Based on the oral agreement and on the ongoing representations made by Defendants about the sales-readiness of the PRODUCT, and based on the wide scale marketing opportunity it was for Plaintiffs to market the PRODUCT on the Asian market. Plaintiffs secured a place in the COMDEX show and undertook over $200,000 in expenses preparing for and staffing the COMDEX show.




                                        4
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

     15. At that time, Plaintiffs paid Defendants the agreed-upon sum of $30,000 for the distributor licensing fee, thereby purportedly securing protection against infringement from third parties claiming any right or ownership to the PRODUCT, and paid Defendants an additional $60,000 for twelve working units of the PRODUCT for use at the COMDEX Korea tradeshow, and to date has incurred approximately $50,000 in additional expenses as a result of PCE, MOGLIN, and QUATTRAIN's inability to perform under their oral agreement.

     16. The units of the PRODUCT received by Plaintiffs from Defendants for the COMDEX Korea tradeshow were not in sales-ready condition. Six of the twelve did not work at all, for various design and manufacture reasons, and the other six worked only after significant on-site engineering and technical troubleshooting.

     17. After the completion of the COMDEX Korea tradeshow, Defendants made continued and ongoing representations that the manufacture of the PRODUCT was in place, that the problems with the units at the COMDEX show was being resolved at the manufacture level, and that the U.S. and international patents were secure.

     18. Immediately after the COMDEX show, in September 2003 at Huntington Beach, California, Defendants PCE, QUATTRAIN and MOGLIN presented Plaintiffs, PCE KOREA, HYNES, and KIM with two pre-drafted documents in the form of a Memorandum of Understanding (the "MOU") and a Distributor Agreement (the "Agreement"). True and correct copies of these two documents are attached hereto and have been filed and served concurrently herewith as Exhibits 1 and 2.

     19. At that time, Plaintiffs and Defendants executed the two written instruments, intended to reflect many of the remaining aspects of their oral agreement: (1) the MOU, setting forth the basic terms of the prior oral agreement reached in July, 2003, and (2) the Agreement, memorializing the oral agreement regarding the exclusivity of Plaintiffs Asian market distributorship.

     20. Neither the written MOU nor the distributor agreement contained an integration or merger clause and neither was intended to be the complete agreement or to supersede the parties' oral agreements.



                                        5
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

     21. PCE, QUATTRAIN and MOGLIN have at all times thereafter failed and/or refused to deliver the PRODUCT to Plaintiffs. Despite the parties agreement that 500 units would be supplied in October, 2003, no such units were supplied. Plaintiffs have attempted to have meaningful dialogue with Defendants herein regarding the necessity of timely delivery of the PRODUCT but, after numerous conversations in which Defendants herein make additional promises and stall for more time to complete manufacture of the PRODUCT, no such delivery has been made to Plaintiffs, despite numerous demands by Plaintiffs. Plaintiffs have never received any units of the PRODUCT since the COMDEX Korea show, where they had received 12 non-sales ready units.

     22. Plaintiffs have since learned, and are informed and believe and thereon allege that neither PCE, INC. nor MOGLIN, the purported patent holder, actually hold any patents to the PRODUCT at all. Rather, Defendants herein have merely filed patent applications and have intentionally and negligently misrepresented those patent applications as defensible patents and failed to disclose the status of the patent applications, instead continuously representing that U.S. and international patents existed that were sufficient to form the basis of a licensing agreement.

     23. Plaintiff have also since learned, and are informed and believe and thereon allege, that despite oral and written representations to the contrary, Defendants have and remain at all times herein unable to manufacture the PRODUCT to meet Plaintiffs' sales requirements due to the lack of any viable manufacturing center having been established and/or due to the lack of funds to establish such a manufacturing facility. Defendants' representations regarding their ability to provide 500 units of the PRODUCT by October 2003 and to fill 4000 orders in year one under the MOU and Agreement was, were and are a sham intended to defraud Plaintiffs.

     24. Furthermore, Plaintiffs herein allege that PCE, INC. is a defunct shell company without funds to manufacture, advertise or promote the PRODUCT or to enter into legitimate contracts with third parties, and without a patent-protected PRODUCT.

     25. Furthermore, Plaintiffs herein allege that PCE is a Nevada corporation with its principal place of business in Palm Springs, California, but has failed or refused to register with the California Secretary of State as a foreign corporation doing business in California.



                                        6
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF

     26. Furthermore, Plaintiffs herein allege that the advertising materials produced and circulated by Defendants and received by Plaintiffs contain demonstrably false information and are and have at all times mentioned herein have been intended to misrepresent the status of the PRODUCT, of the Defendants' purported patents and Defendants' prospective earnings for the purpose of defrauding members of the general public and other potential sources of investment and distributorship.

     27. As a result of the intentional and negligent misrepresentations of Defendants herein, and as a result of the unfair and unlawful business practices and breaches of contract as alleged herein, Plaintiffs PCE KOREA, A THOUSAND STEPS, HYNES and KIM have suffered pecuniary losses, injury to business contacts, loss of reputation, loss of income, and have been defrauded out of cash tendered to and received by Defendants herein.

     28. Furthermore, Plaintiffs herein seek actual and punitive damages, declaratory relief and an injunctive order of the Court refraining Defendants, and each of them, from continuing to engage in the unlawful practices alleged herein.

                             JURISDICTION AND VENUE
                             ----------------------

     29. This Court has jurisdiction over this action pursuant to California Code of Civil Procedure Section 410.10 and California Business and Professions Code Sections 17203, and 17204, which allows enforcement in any court of competent jurisdiction. The California Supreme Court has jurisdiction over this action pursuant to California Constitution Article VI Section 10, which grants the Superior Court "original jurisdiction" in all cases except those given to other trial courts."

     30. This Court has jurisdiction over the Defendants, and each of them, based on information and belief each is an natural person or a business entity that has sufficient minimum contacts in California, or is otherwise intentionally availing him/her/itself of the benefits of California, or is otherwise a citizen of the State of California.

     31. Venue is proper in the Orange County Superior Court, Central Justice Center pursuant to California Civil Code of Procedure Sections 395. 395(b), and
395.5. because one of the defendants has contracted to perform an obligation wherein the contract was 'in fact' entered into in the County of Orange, or one



                                        7
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF or more of the defendants are registered to do business in the State of California, one or more of the defendants principal place of business is located in the County of Orange, one or more of the defendants are doing business is the County of Orange, and/or one or more of the violations alleged in this complaint arise in the County of Orange.

                              FIRST CAUSE OF ACTION
                              ---------------------

                              FRAUD and CONCEALMENT

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     32. Plaintiffs hereby incorporate by reference, the allegations set forth in paragraphs 1 through 31 of this Complaint, as if fully set forth herein.

     33. Throughout the second quarter of the calendar year 2003 until the present, Defendant PCE, by and through its duly authorized agents, employees, principals and/or shareholders MOGLIN and QUATTRAIN falsely and fraudulently represented to Plaintiffs that PCE owned U.S. and international patents to the PRODUCT sufficient for Plaintiffs to pay Defendants $30,000 as consideration for a licensing agreement.

     34. Throughout the second quarter of the calendar year 2003 until the present, Defendant PCE, by and through its duly authorized agents, employees, principals and/or shareholders MOGLIN and QUATTRAIN falsely and fraudulently represented to Plaintiffs that PCE had established a manufacturing base sufficient to supply at least 4000 units of the PRODUCT for sale within 12 calendar months and that Plaintiffs could rely on PCE's ability to manufacture sufficient units of the PRODUCT to warrant the expenditure by Plaintiffs of over $300,000 marketing the PRODUCT at the COMDEX Korea 2003 tradeshow and establishing sales channels in Asia for the PRODUCT.

     35. These representations made by Defendants as set forth above were false. The true facts at all relevant times herein are that Defendants, and each of them, had never secured patents to the PRODUCT and had only submitted patent applications, and had never established a manufacturing base, in China or otherwise, sufficient to meet Defendants obligations under the oral agreement and the various written agreements between Plaintiffs and Defendants.

     36. Defendants herein, and each of them, at all times herein concealed and intentionally failed to disclose that the patent applications for the PRODUCT had not yet been perfected, and instead continued to represent that the PRODUCT had U.S. and international patents and continued to allow Plaintiffs to rely on


                                        8
--------------------------------------------------------------------------------
       PLAINTIFF'S COMPLAINT FOR DAMAGES, INJUNCTIVE AND EQUITABLE RELIEF such representations, even while Defendants knew and intentionally concealed the falsity thereof for the purpose of inducing Plaintiffs' reliance thereon.

     37. Defendants, and each of them, at all times herein concealed and intentionally failed to disclose that no manufacturing base for the PRODUCT had been established, and instead continued to represent that the PRODUCT was being manufactured and would be supplied to Plaintiffs as required for the purpose of inducing Plaintiffs' reliance thereon.

     38. When Defendants, and each of them, made these representations, Defendants knew them to be false and made these representations with the intention to deceive and induce Plaintiff to act in reliance on these representations in the manner hereafter alleged, or with the expectation that plaintiff would so act.

     39. Further, Defendants suppression of the fact that Defendants had not yet obtained patents for the PRODUCT and had not yet established a manufacturing center for the PRODUCT was likely to mislead Plaintiffs and did in fact mislead Plaintiffs, who acted in reliance on these representations in paying over $90,000 in licensing and product fees and expended over $250,000 additional dollars marketing the PRODUCT at the COMDEX show.

     40. The representations and failure to disclose information and suppression of information herein alleged to have been made by Defendants concerned material facts and were made with the intent to induce the Plaintiffs to act in a manner herein alleged in reliance thereon.

     41. Plaintiffs were, at the time these representations were made by Defendants, and each of them, and at the time Plaintiffs took the actions herein alleged, ignorant of the falsity of Defendant's representations and existence of the suppression of information by Defendants and Plaintiffs believed them to be true. Should Plaintiffs have known of the actual facts, and the existence of the facts suppressed by the Defendants, then Plaintiffs would not have taken such actions.

     42. As a proximate result of the fraudulent conduct of Defendants as herein alleged, Plaintiffs suffered damages, including pecuniary losses, expectation losses, losses of profits, loss of reputation, injury to Plaintiffs' contacts, and other and additional damages as may be proved at the trial of this matter.

     43. The aforementioned conduct of Defendants was an intentional misrepresentation, deceit, and suppression and/or concealment of a material fact known to the Defendants with the intention on the part of the Defendants of thereby depriving Plaintiff of property or legal rights or otherwise causing



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injury and was despicable conduct that subjected Plaintiff to a cruel and unjust hardship in conscious disregard of Plaintiff's rights, so as to justify an award actual damages in excess of $400,000.00 and exemplary and punitive damages.

                             SECOND CAUSE OF ACTION
                             ----------------------

                           NEGLIGENT MISREPRESENTATION

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     44. Plaintiff hereby incorporates by reference, the allegations set forth in paragraphs 1 through 43 of this Complaint, as if fully set forth herein.

     45. Throughout the second quarter of the calendar year 2003 until the present, Defendant PCE, by and through its duly authorized agents, employees, principals and/or shareholders MOGLIN and QUATTRAIN falsely and fraudulently represented to Plaintiffs that PCE owned U.S. and international patents to the PRODUCT sufficient for Plaintiffs to pay Defendants $30,000 as consideration for a licensing agreement.

     46. Throughout the second quarter of the calendar year 2003 until the present, Defendant PCE, by and through its duly authorized agents, employees, principals and/or shareholders MOGLIN and QUATTRAIN falsely and fraudulently represented to Plaintiffs that PCE had established a manufacturing base sufficient to supply at least 4000 units of the PRODUCT for sale within 12 calendar months and that Plaintiffs could rely on PCE's ability to manufacture sufficient units of the PRODUCT to warrant the expenditure by Plaintiffs of over $300,000 marketing the PRODUCT at the COMDEX Korea 2003 tradeshow and establishing sales channels in Asia for the PRODUCT.

     47. These representations made by Defendants as set forth above were false. The true facts at all relevant times herein are that Defendants, and each of them, had never secured patents to the PRODUCT and had only submitted patent applications, and had never established a manufacturing base, in China or otherwise, sufficient to meet Defendants obligations under the oral agreement and the various written agreements between Plaintiffs and Defendants.

     48. Defendants herein, and each of them, at all times herein knew or should have, in the exercise of reasonable care and/or due diligence, known of the falsity of the statements made, i.e. that the patent applications for the PRODUCT had not yet been perfected and applications had merely been filed, no patents having issued, no manufacturing base having been established. Instead, Defendants continued to represent that the PRODUCT had U.S. and international



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patents and continued to allow Plaintiffs to rely on such representations, while
Defendants knew or should have known of the falsity thereof.

     49. Defendants, and each of them, at all times herein knew or should have known that no manufacturing base for the PRODUCT had been established, and instead continued to represent that the PRODUCT was being manufactured and would be supplied to Plaintiffs as required, as a material inducement intended to bring about reliance on the part of the Plaintiffs and resulting in such reliance by Plaintiffs on these specific statements by Defendants.

     50. When Defendants, and each of them, made these representations, Defendants knew or should have, in the exercise of ordinary care, known them to be false and made these representations with the intention to deceive and induce Plaintiff to act in reliance on these representations in the manner hereafter alleged, or with the expectation that plaintiff would so act.

     51. Further, Defendants suppression of the fact that Defendants had not yet obtained patents for the PRODUCT and had not yet established a manufacturing center for the PRODUCT was likely to mislead Plaintiffs and did in fact mislead Plaintiffs, who acted in reliance on these representations in paying over $90,000 in licensing and product fees and expended over $250,000 additional dollars marketing the PRODUCT at the COMDEX show.

     52. The representations and failure to disclose information and suppression of information herein alleged to have been made by Defendants concerned material facts and were made negligently with the intent to induce the Plaintiffs to act in a manner herein alleged in reliance thereon.

     53. Plaintiffs were, at the time these representations were made by Defendants, and each of them, and at the time Plaintiffs took the actions herein alleged, ignorant of the falsity of Defendant's representations and existence of the suppression of information by Defendants and Plaintiffs believed them to be true. Should Plaintiffs have known of the actual facts, and the existence of the facts suppressed by the Defendants, then Plaintiffs would not have taken such actions.

     54. As a proximate result of the negligent misrepresentations of Defendants as herein alleged, Plaintiffs suffered damages, including pecuniary losses, expectation losses, losses of profits, loss of reputation, injury to Plaintiffs' contacts, and other and additional damages as may be proved at the trial of this matter.



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     55.  The aforementioned conduct of Defendants was a misrepresentation, deceit, and suppression and/or concealment of a material fact known, or which should have been known in the exercise of ordinary care, to the Defendants with the intention on the part of the Defendants of thereby depriving Plaintiff of property or legal rights or otherwise causing injury and was despicable conduct that subjected Plaintiff to a cruel and unjust hardship in conscious disregard of Plaintiff's rights, so as to justify an award actual damages in excess of $400,000.00 and exemplary and punitive damages.

                              THIRD CAUSE OF ACTION
                              ---------------------

                               BREACH OF CONTRACT

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     56. Plaintiff hereby incorporates by reference, the allegations set forth in paragraphs 1 through 55 of this Complaint, as if fully set forth herein.

     57. On or about July, 2003, Plaintiffs and Defendants entered into an oral agreement according to the terms set forth in paragraphs 6 through 12 of this Complaint.

     58. On or about July, 2003, Plaintiffs and Defendants entered into a written licensing agreement under the terms discussed and referenced in paragraph 12 of this Complaint, memorializing some of the terms orally agreed.

     59. On or about September 2003, Plaintiffs and Defendants entered into a written Memorandum of Understanding and Distributor Agreement, under the terms discussed and referenced in paragraphs 9 and 18 of this Complaint.

     60. None of the written instruments at issue herein were intended to supersede the oral agreements reached between the parties, and were instead intended to memorialize some of the terms reached throughout the Parties' negotiation and oral agreement.

     61. Defendants received over $90,000 in consideration from Plaintiffs in consummation of the agreements.

     62. Defendants were obligated, under the various agreements, to supply 500 sales ready units of the PRODUCT to Plaintiffs not later than October 2003.

     63. Defendants failed or refused to supply any of the units required under the agreement and have failed or refused to so perform to this day, thereby breaching their agreement.



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     64.  Defendants entered into a written licensing agreement with Plaintiffs but failed or refused to secure the patents required to license their PRODUCT, and thereby Defendants breached the licensing agreement.

     65. The various breaches of Defendants have resulted in pecuniary losses, losses of opportunity, loss of business reputation, injury to contacts, loss of profits and Plaintiffs have been so damaged in an amount in excess of S400,000.00 as a result of Defendants' breaches.

                             FOURTH CAUSE OF ACTION
                             ----------------------

                       Breach of Contract UCC Section 2306

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     66. Plaintiff hereby reasserts and incorporates by reference the allegations set forth in paragraphs 1 through 65 of this Complaint, as if fully set forth herein.

     67. The transactions and agreements at issue in this complaint all concerned transactions in goods as defined by the UCC.

     68. Under the terms of the agreements between the parties, Defendants were obligated to manufacture and deliver 500 sales-ready units of the PRODUCT to Plaintiffs not later than October 2003.

     69. This figure of 500 sales-ready units was a minimum that was agreed to by the parties as an appropriate starting figure for Plaintiffs to reach the target of 4,000 unit sales by October, 2004.

     70. Defendants failed to deliver any of the PRODUCT to Plaintiffs as required under the agreement to be delivered in October and have continued to fail or refuse since that time up until the present.

     71. Defendants' failure or refusal to perform their obligations under the agreements, has caused Plaintiffs to suffer pecuniary losses, lost profits in an amount exceeding S400,000.00, not including loss of reputation, and injury to business contacts in an amount to be determined at the trial of this matter.

                              FIFTH CAUSE OF ACTION
                              ---------------------

                           UNLAWFUL BUSINESS PRACTICES

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     72. Plaintiff hereby reasserts and incorporates by reference the allegations set forth in paragraphs 1 through 71 of this Complaint, as if fully set forth herein.



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     73.  Plaintiffs bring this action pursuant to California Business and
Professions Code Section 17204, and California Code of Civil Procedure Sections 1021 and 1021.5 as private attorneys general on behalf of themselves, and for the benefit of the general public.

     74. Plaintiffs are citizens of the State of California. Plaintiffs, are individuals and business entities duly organized under the laws of the State of California, and are "persons" pursuant to the Business and Professions Code Sections 17204.

     75. Plaintiff is informed and believes that Defendant, PCE, INC. is, and at all times herein mentioned has been, a "person" pursuant to the Business and Professions Code Sections 17201 & 17506. PCE is, and at all times mentioned was, a corporation, incorporated and organized under existing laws of the State of Nevada with its principal place of business in Palm Springs, California.

     76. Plaintiff is informed and believes that Defendant QUATTRAIN is, and at all times herein mentioned has been, a "person" pursuant to the Business and Professions Code Sections 17201 & 17506. Plaintiff, is informed and believes and thereon alleges that defendant QUATTRAIN was the agent, employee, and President of defendant, PCE. INC., and in doing the things herein alleged was acting within the course and scope of such agency, employment, and authority and with the permission and consent of his co-Defendant(s). QUATTRAIN is subject to personal liability for the practices at issue herein pursuant to Business and Professions Code Section 17095.

     77. Plaintiff is informed and believes that Defendant MOGLIN is, and at all times herein mentioned has been, a "person" pursuant to the Business and Professions Code Sections 17201 & 17506. Plaintiff, is informed and believes and thereon alleges that defendant QUATTRAIN was the agent, employee, and President of defendant, PCE, INC., and in doing the things herein alleged was acting within the course and scope of such agency, employment, and authority and with the permission and consent of his co-Defendant(s). QUATTRAIN is subject to personal liability for the practices at issue herein pursuant to Business and Professions Code Section 17095.

     78. At all times herein mentioned and continuing to the present time, Defendants have violated California Business and Professions Code Section 17200 et seq. by engaging in unlawful activities in violation of California statutory law in conjunction with and/or as a part of their business activities, as set forth below.

     79. Defendant PCE, INC. is a Nevada Corporation doing business in California, with its principal place of business in Palm Springs, California. However, PCE, INC. has, at all times mentioned herein, failed and/or refused to comply with Corporation Code Section 2105 in failing to secure or obtain a



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certificate of qualification to conduct business in the State of California.
PCE, INC. is, therefore, not qualified to do business in the State of California.

     80.  Defendant PCE, INC. has also therefore violated Corporations Code
Section 2258 by engaging in the unauthorized transaction of intrastate business within the State of California without being a duly registered foreign corporation in good standing.

     81. Defendant PCE, INC. has also failed or refused to comply with the requirements of Corporation Code Section 1505 by designating a corporate agent for service of process that has not filed a statement required under Section 1505.

     82. These unlawful business practices are illustrative of the kind of fraudulent, deceitful and illegal conduct and business activities engaged in by Defendants herein, which conduct will likely continue unless otherwise restrained by an injunctive order of this Court.

     83. Unless restrained by a preliminary and permanent injunction of this Court, Plaintiffs' injury will continue to be immediate and irreparable. Plaintiffs have no other plain, speedy, and adequate remedy at law, and it will be impossible to determine the precise amount of damage that Plaintiffs will continue to suffer if Defendants' conduct is not restrained.

     84. If Plaintiff, succeeds in enforcing the rights affecting the Plaintiff and public interest under California Civil Code of Procedure Section 1021.5, then attorneys' fees and costs may be awarded because:

     (a). A significant benefit has been conferred on a large class of persons within the general public;

     (b). The action has resulted in the enforcement and vindication of an important right affecting the public interest;

     (c). The necessity and financial burden of private enforcement are such as to make the award appropriate; and

     (d). The fees should not be paid out of any recovery.

                              SIXTH CAUSE OF ACTION
                              ---------------------

                                FALSE ADVERTISING
             [Business and Professions Code Section 17500, et seq.]

                   (By ALL PLAINTIFFS against ALL DEFENDANTS)

     85. Plaintiff hereby reasserts and incorporates by reference the allegations set forth in paragraphs 1 through 84 of this Complaint, as if fully set forth herein.



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     86.  Beginning at an exact date unknown to Plaintiff but least since July,
2003, Defendants PCE, QUATTRAIN and MOGLIN have committed acts of untrue and misleading advertising, as defined by Business and Professions Code Section 17500, by engaging in the following acts or practices with the intent to induce potential investors/distributors to enter into contractual business relations with said Defendants, in furtherance of Defendants' business.

     87. Publicly disseminating printed advertising and marketing materials that include false and unsubstantiated statements regarding projected earnings of the Defendants' business for the purpose of artificially inflating the value of the Defendants' business to mislead potential investors and strategic partners.

     88. The acts of untrue and misleading advertising described herein present a continuing threat to members of the general public who have no other remedy at law or in equity. If this Court does not issue an injunctive order restraining Defendants from making such unlawful false and misleading advertising, irreparable harm will occur to members of the general public.

     89. Plaintiff is informed and believes, based on information and belief, that the defendants, and each of them, engaged in issuing publicly disseminated material alleged herein with the intent to directly or indirectly dispose of the property and/or perform the services described herein and/or induce the general public to enter into an obligation relating to the property and/or the services described herein.

     90. Defendants, and each of them, knew, or by exercise of reasonable care should have known, that failing to provide accurate and meaningful disclosures concerning specific financial statements regarding profits herein alleged were untrue or misleading, and in turn violated California Business and Professions Code Sections 17500 et seq..

     91. Defendants, and each of them, will continue to engage in untrue and misleading advertising, as alleged above, in violation of Sections 17500 et seq. of the Business and Professions Code, thus producing a multiplicity of judicial proceedings, unless this Court restrains defendants from continuing to harm the general public.



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     92.  Injunctive relief, restitution, and disgorgement of profits, is specifically authorized for violations of California Business and Professions Code Sections 17500 & 17535.

     93. According to California Code of Civil Procedure Section 1021.5, attorney's fees may be awarded to Plaintiff, as the action will result in the enforcement of important rights affecting the public interest, because:

     (a) A significant benefit will be conferred on the general public or a large class of persons;

     (b) The necessity and financial burden of private enforcement are such as to make an award of attorneys' fees appropriate; and,

     (c) The attorneys' fees will not in the interest of justice be paid out of the recovery, if any.






































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                                PRAYER FOR RELIEF
                                -----------------

     WHEREFORE, Plaintiffs PCE KOREA, A THOUSAND STEPS, BENJAMIN HYNES and JIMMY KIM pray for relief as follows:

     1.   For actual damages;

     2.   For punitive damages;

     3.   For exemplary damages;

     4.   That this Court issue an affirmative injunctive orders as follows:

     a. Restraining Defendants, and each of them, from making false statements regarding, Defendants' purported ownership of U.S. and International patents to the PRODUCT to third parties:

     b. Restraining Defendants, and each of them, from making false statements regarding Defendants' purported ability to manufacture sales-ready units of the PRODUCT to third parties;

     c. Restraining Defendants from publicly disseminating advertising materials making false and misleading statements regarding unsubstantiated prospective earnings of Defendants:

     5.   For attorney's fees and costs of suit incurred by Plaintiffs herein;

     6.   For any such other and/or further relief the Court deems proper.

Respectfully Submitted,


Dated:  March 8, 2004                        AZIMY & NATHAN, LLP



                                             By: /s/ Reuben D. Nathan
                                                --------------------------------
                                                  Reuben D. Nathan, Esq.,
                                                  Attorneys for Plaintiffs,
                                                  PERSONAL COMPUTING
                                                  ENVIRONMENTS, INC. a.k.a. PCE
                                                  KOREA, INC., A THOUSAND STEPS,
                                                  BENJAMIN HYNES and JIMMY KIM











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